EXHIBIT 21
SUBSIDIARIES AS OF DECEMBER 31, 2005

STATE
COMPANY	OF
NAME	FORMATION
RAIT General, Inc.	Maryland

RAIT Limited, Inc.	Maryland

RAIT Partnership, L.P.	Delaware

6006 Executive Boulevard, LLC	Maryland

OSEB Associates, L.P.	Pennsylvania

OSEB GP, Inc.	Delaware

RAIT-401 Michigan, LLC	Delaware

RAIT Advisors, Inc.	Delaware

RAIT Braden Lakes, LLC	Delaware

RAIT Buckner, LLC	Delaware

RAIT Capital Corp. d/b/a Pinnacle Capital Group	Delaware

RAIT Carter Oak, LLC	Delaware

RAIT Cornerstone, LLC	Delaware

RAIT Eastfield, LLC	Delaware

RAIT Emerald Pointe, Inc.	Delaware

RAIT Executive Boulevard, LLC	Delaware

RAIT Executive Mews Manager I, Inc.	Delaware

RAIT Executive Mews Manager II, Inc.	Delaware

RAIT Executive Mews Manager III, Inc.	Delaware

RAIT Firehouse, LLC	Delaware

RAIT Highland Club, Inc.	Delaware

RAIT Highland Club, LLC	Delaware

RAIT Lincoln Court, LLC	Delaware

RAIT Milwaukee, LLC	Delaware

STATE
COMPANY	OF
NAME	FORMATION
RAIT Rogers Plaza, LLC	Delaware

RAIT Rohrerstown, L.P.	Pennsylvania

RAIT St. Ives Manager, Inc.	Delaware

RAIT Wauwatosa, LLC	Delaware

REM-Cherry Hill, LLC	New Jersey

REM-Willow Grove, Inc.	Pennsylvania

REM-Willow Grove, L.P.	Pennsylvania

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